SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  (X)
Filed by a Party other than the Registrant  ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
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(X)	Definitive Proxy Statement
( )	Definitive Additional Materials
( )	Soliciting Material under Section 240.14a-12

LAS VEGAS GAMING, INC.
(Name of Registrant as Specified in its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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( )	Fee paid previously with preliminary materials.

( )
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)

LAS VEGAS GAMING, INC.
4000 West Ali Baba Lane. Suite D
Las Vegas, NV 89118

                                                         May 14, 2006

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Las Vegas Gaming, Inc., which will be held at Spanish Trail Country Club, 5050 Spanish Trail Lane, Las Vegas, Nevada, on June 14, 2006 at 1:00 p.m. Pacific Daylight Time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of Las Vegas Gaming, Inc.

Sincerely,

/s/ Russell R. Roth
Russell R. Roth
CEO and Chairman

Las Vegas Gaming, Inc.
4000 West Ali Baba Lane Suite D
Las Vegas, NV 89118
Telephone (702) 871-7111

____________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 14, 2006
___________________________________________________

TO THE SHAREHOLDERS OF LAS VEGAS GAMING, INC.:

The annual meeting of the shareholders of Las Vegas Gaming, Inc. will be held at Spanish Trail Country Club, 5050 Spanish Trail Lane, Las Vegas, Nevada, on June 14, 2006, at 1:00 p.m. Pacific Daylight Time, for the following purposes:

1.	To elect four directors to serve until the next annual meeting or until their successors are elected and qualified;

2.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on April 30, 2006 are entitled to notice of and to vote at the meeting. The Company’s proxy statement accompanies this notice.

All shareholders are invited to attend the meeting in person.

 BY ORDER OF THE BOARD OF DIRECTORS,

RUSSELL R. ROTH, CEO

Las Vegas, Nevada
May 14, 2006
IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE LAS VEGAS GAMING THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

Las Vegas Gaming, Inc.
4000 West Ali Baba Lane. Suite D
Las Vegas, NV 89118
Telephone (702) 871-7111
________________________________________________

PROXY STATEMENT
________________________________________________

For the Annual Meeting of Shareholders
To be held June 14, 2006

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LAS VEGAS GAMING OR ANY OTHER PERSON.

MATTERS TO BE CONSIDERED

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Las Vegas Gaming, Inc. (the “Company”) for use at the annual meeting of the shareholders of the Company, or any adjournments thereof. The meeting will be held at Spanish Trail Country Club, 5050 Spanish Trail Lane, Las Vegas, Nevada, on June 14, 2006, at 1:00 p.m. Pacific Daylight Time, to elect four directors to serve until the next annual meeting or until their successors are duly elected, and to transact any other business that may properly come before the meeting or any adjournment of the meeting.

Management knows of no other business that may properly come before the meeting. The above matter requires the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about May 14, 2006.

RECORD DATE; SOLICITATION OF PROXIES

The board of directors of Las Vegas Gaming has fixed the close of business on April 30, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At the record date, there were approximately 9,410,020 shares of Common Stock issued, outstanding, and entitled to vote at the meeting. Holders of the Company’s two classifications of Common Stock, Series A and Series B, are entitled to one vote at the meeting for each share of Common Stock held of record on the record date. There are no separate voting groups or separate series of stock with voting rights.

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by Las Vegas Gaming and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Las Vegas Gaming will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Las Vegas Gaming will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials. Las Vegas Gaming has spent approximately $1,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that Las Vegas Gaming will spend an additional $1,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding Las Vegas Gaming’s proxies and related materials may be directed in writing to John English, at 4000 West Ali Baba Suite D, Las Vegas, Nevada 89118.

VOTE REQUIRED AND VOTING

The board of directors has designated two classifications of Common Stock, Series A and B. Almost all of our shares of Common Stock currently issued and outstanding have been designated as Series B Common Stock. Both series of Common Stock retain the same legal rights, including unlimited voting rights. The differentiation of our Common Stock into the two series has been made solely for the purpose of listing the shares for trading in the future. It is anticipated by the present management that only shares of Series A Common Stock will be listed for trading.

In order to obtain shareholder approval, thirty-three and one third percent (33 1/3%) of the issued and outstanding shares of Common Stock entitled to vote as of the record date, represented in person or by proxy, is required for a quorum at the annual meeting. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum. Election of directors shall be accomplished by the four candidates receiving a plurality of the votes cast at a shareholder's meeting by the shareholders entitled to vote in the election. Holders of Common Stock do not have cumulative voting rights.

You may vote by either attending the meeting in person or by filling out and sending in your proxy. Shares of Common Stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR the named nominees for the board of directors identified herein. Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners. Brokers who do not receive instructions, but who are present in person or by proxy at the meeting will be counted as present for quorum purposes.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the meeting.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the Annual Meeting.

REVOCATION OF PROXY

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the corporate secretary of Las Vegas Gaming an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

ELECTION OF DIRECTORS

Four directors are to be elected at the annual meeting, to hold office for one year until the next annual meeting of shareholders, and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

The following sets forth information regarding each nominee.

Name	All Positions And Offices with LVGI	Age	Years/Mos. Served as Director of the Company
Russell Roth	Chief Executive Officer CFO & Director	59	8 years, 2 months
Richard Irvine	Director	64	5 years, 5 months
Kyleen Cane	Director	51	4 years, 11 months
Stephen Crystal	Director	40	0 years, 8 months
_______________________________________________

Russell R. Roth. Mr. Roth has been Chief Executive Officer, Chief Financial Officer and Chairman of our Company since April 1998. From January 1995 until December 1999, Mr. Roth was the feature writer, editor and co-owner of the Las Vegas Investment Report and has managed portfolios for a few select individuals. From September 1994 to April 1996, he served as President of National Investment & Tax Managers, Inc. From January 1987 to April 1993, Mr. Roth was Chief Financial Officer of Sotheby's Holdings, Inc., an art auction company. At Sotheby's Holdings, Inc., he spearheaded the Company's initial public offering in 1988. From 1983 to 1986, Mr. Roth served as Chief Financial Officer of Cessna Aircraft Company where he coordinated a successful merger of the Company with General Dynamics Corp. From 1974 to 1983, he served in various financial capacities for Rockwell International and the Bendix Corporation. Mr. Roth received his Bachelors of Science in Economics from the University of Kansas in 1968 and his Masters of Business Administration from the University of Michigan in 1973.

Rich Irvine. Mr. Irvine has been a director of Las Vegas Gaming since January 14, 2001. Mr. Irvine is currently retired. Until recently he was Senior Vice President - North American Sales for Alliance Gaming, a gaming company headquartered in Las Vegas, Nevada. From January 2002 through January 2003 Mr. Irvine was Vice President of Sales for A. C. Coin, a gaming company headquartered in Atlantic City, New Jersey. Mr. Irvine was Executive Vice President of Planning and Development for

GameTech from February 1999 through November 2001. Mr. Irvine was President and Chief Operating Officer of Mikohn Gaming Corporation from July 1995 until September 1998. He had served on the Mikohn’s corporate Board of Directors since it became a publicly traded company in late 1993. From 1993 to 1995 Mr. Irvine was Senior Vice President - Marketing and Entertainment for Boomtown, Inc., a Reno-based owner and operator of casino properties in Verdi, Nevada; Las Vegas, Nevada; Biloxi, Mississippi; and New Orleans, Louisiana. From 1991 to 1993 he was Vice President of Marketing for worldwide Walt Disney attractions. His first entry into the gaming industry came as Executive Vice President Worldwide Sales and Marketing for International Game Technology (IGT), a leading manufacturer of gaming machines. During his four-year tenure, IGT’s revenues tripled. Mr. Irvine was co-founder of Aurora Productions. During an eight-year stint there, he was Executive Producer of such films as Heart Like a Wheel, Secret of Nihm and Eddie and the Cruisers, and also the Broadway show “The Suicide”. He also served as President and Chief Operating Officer of Straight Arrow Publishing, owners of Rolling Stone Magazine and as Executive Vice President of Unicorn/ Sovaminco, a U.S. - (former) U.S.S.R. joint venture. He began his career in media sales for Time, Inc. (now Time Warner) after attending the University of Southern California.

Kyleen Elisabeth Cane. Ms. Cane became a director of Las Vegas Gaming on July 5, 2001. From May of 1989 to June of 2001, Ms. Cane was the President and Chief Executive Officer of Tele-Lawyer, Inc., a Nevada Corporation that was acquired in an exchange agreement with Legal Access Technologies, Inc., a publicly reporting company, headquartered in Las Vegas, Nevada. At that time, Ms. Cane became the Chairman of the Board and CEO of Legal Access Technologies and continued in that capacity until December 2004. Ms. Cane also maintains a law practice limited to Securities Law in Las Vegas, Nevada with three other attorneys, under the name Cane Clark, LLP. Cane Clark, LLP provides legal services to the Company from time to time in connection with various securities’ matters. Ms. Cane attended the University of California, Irvine where she graduated top in her class and received a B.A. degree in Economics. She then went on to receive her Juris Doctor degree from the University Of Southern California School Of Law, also receiving high honors. She is a licensed member of the Nevada, Washington, California and Hawaii State Bars, the U.S. Tax Court and maintains Real Estate Broker licenses in Nevada, California and Hawaii. Ms. Cane has been a Partner with the Newport Beach Law firm of Wellman and Cane, an Associate Professor of Business Law at the University of Hawaii, Chairman of the Department of Financial Economics and Institutions at the University of Hawaii, College of Business, a Professor of law at Whittier College School of Law and Western State University School of Law and has published articles on a broad range of legal topics.

Stephen Crystal. Mr. Crystal became a director in November of 2005. He is the Co-Founder, Vice-Chairman and President of Barrick Gaming, a wholly-owned subsidiary of Barrick Corporation. He has been involved in gaming development and operations in numerous gaming jurisdictions as General Counsel to the Barrick family of businesses since 1993. Barrick Gaming currently owns and operates four casino hotels in downtown Las Vegas with a total of 2,000 rooms, 2,000 employees and $120 million in revenues. Mr. Crystal assisted Barrick in the negotiation and management of its joint venture relationship with Station Casino in its $450 million riverboat/hotel/entertainment complex in Kansas City, Missouri. In addition to Barrick, he has represented numerous other private and public gaming companies and host jurisdictions in numerous gaming projects and transactions throughout the country, including the City of Riverside, Missouri, host to the Argosy Riverboat Casino.

In addition to gaming development and operations, Mr. Crystal, through his involvement in Barrick Corporation, has been involved in the ownership and operation of numerous private companies including a leading provider of extended warranties/service contracts in the wastewater and water treatment industry nationally and internationally; a distributor of water and wastewater equipment globally; and a manufacturer and distributor for pet products and vitamin supplements sold in retail outlets globally.

A former New Hampshire legislator, elected at the age of 20 while still attending school at Dartmouth College, Mr. Crystal has been an active participant in the national political scene having managed many congressional and presidential campaigns, including participation in several national conventions. He has been a partner in one of the mid-west's oldest and most prestigious law firms, Armstrong Teasdale, LLP and he has managed the firm's public law and gaming practices in addition to its offices in the nation's capital. Mr. Crystal has developed a national reputation in spearheading some of the most innovative large-scale public-private redevelopment efforts in the country, with a focus on representing municipalities and private developers in the mid-west and the Washington, D.C. area and nationally. Projects have included a 1,000-acre mixed-use development including 10 million-square-feet of industrial/commercial and retail as well as a 61-acre new urbanism redevelopment with approximately 3 million square feet of residential/retail/commercial.

Mr. Crystal is a member in good standing of the legal bars in the States of Missouri and Kansas and the District of Columbia. He received his undergraduate degree from Dartmouth College and his law degree from American University, Washington College of Law.

Terms of Office

Company directors are elected for one-year terms until the next annual general meeting of the shareholders or until removed from office in accordance with company by-laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. PROXIES SOLICITED BY LAS VEGAS GAMING, INC. WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Russ Roth, CEO and CFO	0	0	0
Richard Irvine, Director	0	0	0
Kyleen E. Cane, Director	0	0	0
Stephen Crystal, Director	0	0	0
Zak Khal, President and Chief Operating Officer	1	1	0
Sam Johnson, Chief Technical Officer	1	1	0
John English, Chief Strategic Officer	1	1	0

BENEFICIAL STOCK OWNERSHIP

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of the Company’s voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 9,165,020 shares of common stock issued and outstanding on April 30, 2006.

		Amount of
		beneficial	Percent
Name and address of beneficial owner(1)	Title of class	ownership	of class
Russell R. Roth
4000 West Ali Baba Ln, Suite D
Las Vegas, Nevada 89118	Common	1,165,677	6.23%
Rich Irvine
P O Box 968
Verdi, Nevada 89439	Common	100,000.53%
Kyleen Cane			.77%
3273 East Warm Springs Road
Las Vegas, Nevada 89120	Common	143,500
Stephen Crystal			1.39%
4000 West Ali Baba Ln, Suite D
Las Vegas, Nevada 89118	Common	260,000
Zak Khal			2.57%
4000 West Ali Baba Ln, Suite D
Las Vegas, Nevada 89118	Common	481,000

John English			.53%
4000 West Ali Baba Ln, Suite D
Las Vegas, Nevada 89118	Common	100,000
Sam Johnson			3.87%
4000 West Ali Baba Ln, Suite D
Las Vegas, Nevada 89118	Common	723,352
			15.65%
All Officers and Directors as a Group
(7 persons)	Common	2,929,529
			13.36%
5% Shareholders
CAMOFI	Common	2,500,000

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

INFORMATION REGARDING THE BOARD

The Board of Directors

The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with our key executive, Mr. Russell Roth, and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in board and committee meetings.

The Board of Directors met five (5) times during fiscal year 2005. All directors attended all board meetings. Also during 2005, several issues were handled without a meeting by signed written consents.

Director Compensation

The directors are not currently paid for acting as members of the Board, other than receiving stock options or warrants.

The Committees of the Board

We have established an Audit Committee and Compensation Committee.

The Audit Committee

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to our financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee consists of Kyleen Cane, Russ Roth and Richard Irvine. Our Audit Committee met five (5) times in 2005.

Compensation Committee

The Company has a four member Compensation Committee made up of Russell R. Roth, Kyleen Cane, Stephen Crystal and Richard Irvine. The Compensation Committee reviews and recommends to the Board of Directors the salaries, and benefits of all employees, consultants, directors and other individuals compensated by the Company. The Compensation Committee has no existing policy with respect to the specific relationship of corporate performance to executive compensation. The Committee has set executive compensation at what the Committee considered to be the minimal acceptable level necessary to retain and compensate the officer of the Company for his activities on the Company’s behalf. The Compensation Committee met five (5) times in 2005.

The Nominating Committee

The Company does not currently have a standing nominating committee. The full Board of Directors has evaluated the nomination process and abides by certain principals in the nomination of director candidates. In particular, when evaluating potential director nominees, the Board considers the following factors:

à	The appropriate size of the Company’s Board of Directors;

à	The needs of the Company with respect to the particular talents and experience of its directors;

à
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

à	Experience in political affairs;

à	Experience with accounting rules and practices; and

à	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

The Company’s goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board of Directors may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In addition, the Board of Directors identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Chief Executive Officer, Russell R. Roth, with a request to forward the same to the intended recipient. All such communications will be forwarded unopened.

EXECUTIVE OFFICERS

The following information sets forth the names of the Company’s executive officers, their ages and their present positions.

Name	Age	All Positions and Offices with SDI	Year/Month Served as Officer
Russell R. Roth	59	CEO & Director	8 years, 2 months
Sam Johnson	40	Chief Technical Officer	1 year, 3 months
Zak Khal	42	President, & Chief Operating Officer	4 years and 7 months
John English	42	Chief Strategic Officer	1 year, 9 months

Set forth below is a brief description of the background and business experience of the foregoing officers. Information describing the background and experience of Mr. Roth is set forth above.

Zak Khal. Mr. Khal joined the Company as Vice President of Operations in 2001 and is currently the President and Chief Operating Office. From April 1994 through September 2001, Mr. Khal held a variety of positions with Park Place Entertainment: Director of Operations at Park Place Corporate; Assistant Vice President of Casino Operations and Marketing, Director of Casino Administration at

Paris/Bally’s; Games Manager, Casino Administrator and Senior Operations Analyst at Las Vegas Hilton; and Senior Internal Auditor at Hilton Hotels Corporation. Prior to joining Park Place, Mr. Khal held a variety of table games managerial positions at the Rio Hotel and Casino and Aladdin Hotel and Casino. He has extensive experience in the operation, administration and management of all phases of casino operations and was an integral part of the management staff overseeing the development and opening of Paris Las Vegas. Mr. Khal has a Bachelor of Science degree from Oregon State University and a MBA from University of Nevada, Las Vegas.

John English. Mr. English started his career in marketing in 1981 while attending high school. Mr. English began working as a junior copywriter and game developer with the firm McClenahan-Kasday one of the largest privately held direct mail marketing firms in the United States specializing in lottery, contests of skill, and sweepstakes. In late 1983, Mr. English was appointed President of the lottery division within the company called Winners Award Center, which quickly rose to become the top performing division within the firm and encompassed every area of marketing and gaming on a nationwide basis. Mr. English successfully operated Winners Award Center and over the next five years produced game revenues exceeding seventy million dollars. In 1990 Mr. English co-founded a spin off company named Pinpoint Direct Incorporated, a content driven sweepstakes and contest of skill company. Pinpoint grew from four initial employees to over 40 in just two years time and generated revenues of over ten million dollars annually. Mr. English eventually developed several subsidiaries of Pinpoint Direct, which grew to become one of the largest direct mail sweepstakes and gaming providers in the world. During his tenure at Pinpoint, Mr. English also developed and operated several other business ventures ranging from telecommunications distributors and structural development companies to diverse public relations and marketing firms.

In 1995 through 1998, while operating his businesses globally, Mr. English traveled the world as a motivational marketing speaker and appeared at several conventions and seminars teaching about the applications of traditional marketing in a modern day society. During this same timeframe he also created and commissioned the development plans for The Stadium, an 800 room sports themed hotel, casino, and sports complex to be built on the Las Vegas Strip. In 1998 Mr. English split his business into two separate entities and founded Multimedia Enterprises as the gaming content and creative division and Mailworks International as the printing and production division. Mr. English employed over 120 employees and maintained distribution and production offices in Nevada, Arizona, California, New York, Canada and Holland. During his tenure as President and CEO, Multimedia grew to become a leader in the international gaming business and developed a history setting gaming device titled Sports Bet Xpress (SBX). This was the first ever remote sports wagering system in gaming history which was successfully licensed to VirtGame Corporation and United Coin Machine Company, the nation’s largest slot route operator for distribution. Mr. English then went on to develop Gamblers Bonus Million Dollar Ticket™, again the first game of its type to be approved by the Nevada Gaming Control Board and will be distributed throughout 600 gaming locations. After successful partnering ventures with United Coin Machine Company, Caesars Entertainment, Mandalay Bay Group, and Z-Touch Technology, Mr. English left Multimedia Enterprises in September of 2004 to join Las Vegas Gaming Inc.

Sam Johnson. Sam Johnson is considered a serial entrepreneur with a 17-year track record of success. AdLine Network, Sam’s 4th technology start-up, was founded by him and two other cable industry veterans in August 2001. Prior to AdLine Network, Sam founded i2Go in May of 1999, a technology company that designed, developed, and marketed the first interactive wireless digital music media delivery system targeted for the automotive market. In just six months i2Go went from product concept to a finished end-to-end system and a category leadership position with revenues nearing $2MM in the first 12 months the product was available to the market. In 1993 Sam founded Mobile Security Communications, Inc. (later renamed to iFleet, Inc.) a technology company that developed one of the first aftermarket wireless location based systems used for automatic vehicle theft recovery, emergency notification, mobile information services and fleet management similar to today’s well known product OnStar. In 1998 Sam sold his ownership to the companies’ strategic partner as well as to a group of private investors. In 1988 Sam founded Interconnect Design Service, a professional service company providing electronic design consulting services to large commercial and military clients. It is here where Sam gained exposure to a variety of technologies that enabled him to conceive several novel and patented product concepts. In 1993 Sam sold Interconnect Design Services, Inc. to a private investor, bought it back in 1998 and sold it once again to a public company in 2000. Prior to Interconnect Design Services, Inc., Sam began his career in 1987 as a design engineer for the Hitachi Corporation.

Sam has appeared on national and local television news programs such as CNN and WSB-Atlanta as well as being quoted in many newspapers and trade publications including The Wall Street Journal, New York Times, Atlanta Journal and Constitution and The Atlanta Business Chronicle on a variety of high-tech and product related issues. Sam holds three US patents with several pending, in the areas of wireless, telematics, infotainment and digital messaging. Sam obtained his MBA degree in 1999 from Emory University and his Bachelor degree in Engineering Technology in 1987 from New York Institute of Technology.

Terms of Office

Officers are appointed by the Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our officers.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to the Company’s executive officers for each of the last three completed fiscal years.

			Annual Compensation				Long Term Compensation
					Other	Restricted	Options/
					Annual	Stock	Warrants/	LTIP	All Other
			Salary	Bonus	Compensation	Awarded	SARs	Payouts	Compensation
Name	Title	Year	($)	($)	($)	(#)	(#)	($)	($)
Russell R Roth	Director	2005	133,305	15,000		143,900	0
	Secretary	2004	125,030				160,000
	Treasurer	2003	96,000				0
	CEO, CFO
Zak Khal	President	2005	144,000			100,000	99,000
	COO	2004	144,000				100,000
		2003	144,000				0
John English	CSO	2005	214,965				250,000		20,070
		2004	56,354				0		2,537
		2003	0				0		0
Sam Johnson	CTO	2005	201,375				100,000
		2004	0				0
		2003	0				0

Employment Agreements

On August 15, 2004, the Company entered into an employment agreement with Mr. John English to serve as its Senior Vice President in charge of strategic business development for a period of five years. Pursuant to the terms of the agreement, Mr. English will earn an annual base salary of $200,000. The Company has agreed to review Mr. English’s salary each year and increase his salary by no less than the increase in the Consumer Price Index for the prior year or by mutual agreement. Mr. English may also receive annual or periodic bonuses as the Company determines from time to time. We issued 250,000 warrants to Mr. English to purchase the Company’s common stock. Mr. English is entitled to exercise 20% of his warrants annually on the anniversary date of the agreement with an exercise price at the market value of the Company’s common stock at the time of the grant. Mr. English is entitled to receive additional equity in the form of performance bonuses calculated as 10% of the EBITDA (Earnings before Interest, Taxes, Depreciation, and Amortization) during the first year revenues achieved from any new business generated by Mr. English.

The agreement will be terminated upon Mr. English’s demise, and may be terminated if Mr. English becomes disabled, for malfeasance, or in the event our stock is publicly traded for a period of twenty consecutive days with a closing sales price of at least $10 per share, and Mr. English has attained a minimum of 500,000 warrants.

Compensation to Directors

The Company’s directors are not currently paid for acting as members of the Board of Directors, other than receiving stock options or warrants, which are issued under our existing stock option plan or otherwise, except for Mr. Russell Roth, our CEO and CFO who receives a salary in his capacity as an officer of the Company. Mr. Roth received options to purchase 160,000 common shares during the year ended December 31, 2004. During the year ended December 31, 2005, he received 26,100 shares of common stock in exchange for a salary reduction and 143,900 shares of common stock for deferred salary. Ms. Cane and Mr. Irvine each received options to purchase 5,000 shares of our common stock for their services during the year ended December 31, 2003, options to purchase 10,000 shares of the Company’s common stock for their services during the year ended December 31, 2004, and warrants to purchase 50,000 shares of common stock during the year ended December 31, 2005. Mr. Irvine received warrants to purchase 10,000 shares of the Company’s common stock for his efforts on the Advisory Board in 2005. Mr. Crystal received options to purchase 10,000 shares of the Company’s common stock during the year ended December 31, 2005, and, through his consulting company JMC Investments, LLC, has received a monthly consulting fee of $5,000 per month that recently increased to $10,000 per month as of April 1, 2006. Also through JMC Investments, LLC, Mr. Crystal received a one-time grant of 60,000 shares of common stock during the current fiscal year. Mr. Gary Baldwin, a former officer and director, received a salary of $30,000 in 2004. Mr. Mark Valenti, a former officer and director, received commissions of $19,354, $31,643 and $29,272 for the years 2003, 2004 and 2005, respectively. He also received warrants of 5,000, 10,800 and 121,500 for the years 2003, 2004, and 2005, respectively, as another form of commission.

Summary of Options Grants

The following table sets forth the individual grants of stock options the Company made during 2005, for the named executive officers:

WARRANT/ OPTION / SAR GRANTS IN LAST FISCAL YEAR
Name	Number of securities underlying warrants / options / SARs granted (#)	Percent of total warrant / options / SARs granted to employees in fiscal year	Exercise or Base price ($ /Sh)	Expiration date
Russell R. Roth	0
Zak Khal	99,000	5%	3.00	5/05/2010
John English	0
Sam Johnson	100,000/58,668	5%/3%	2.00/4.00	9/19/2010/2/13/2010

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of the Company’s knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

OFFICER OR DIRECTOR LEGAL PROCEEDINGS WITH LVGI

The Company is not aware of any pending legal proceeding to which any of its officers or directors are adverse to or have a material interest adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following parties in the past two years has had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that, in either case, has or will materially affect the Company.

•	Director or officer of Las Vegas Gaming Inc.;
•	Proposed nominee for election as a director of Las Vegas Gaming Inc.;
•	Person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of Las Vegas Gaming Inc.;
•	Promoter of Las Vegas Gaming Inc.;

•	Relative or spouse of any of the foregoing persons.

1.
In 2001 and 2002, the Company loaned Messrs. Roth, Maul and Baldwin sufficient funds to exercise all their non-qualified stock options ($610,000) and pay the federal income tax due upon exercise ($38,000). The primary intent of these loans was to allow the Company to increase the number of issued and outstanding common stock, thereby reducing the percentage ownership of certain shareholders and facilitating and streamlining the license application process in jurisdictions requiring all 5% or greater shareholders to apply. Interest is due on the loans for the first four years. At the end of the fifth year the full amount of the loan is due and payable. In September of 2001 the Company accepted 39,560 shares of our common stock in exchange for the cancellation of the $180,000 debt Mr. Maul incurred pursuant to the above loan agreement. The Company also paid Mr. Maul $36,000 in exchange for the cancellation of his option to purchase 12,250 shares of the Company’s common stock. During 2004, Mr. Roth paid $100,000 toward his debt.

2.
In 2003, the Company entered into a separation agreement with Mr. Baldwin wherein Mr. Baldwin received a cash payment of $30,000, contingent future consideration of $30,000 and the right, under certain conditions, to have the Company repurchase up to 75,000 common shares at prices up to $3.00 per share.

3.
Stock Options and Warrants. In 2000, Mr. Roth received options to purchase 21,500 shares of common stock at $3 per share. In 2004 he received another 160,000 stock options at $1 per share. Ms. Cane and Mr. Irvine each received options and/or warrants to purchase 25,000 shares of common stock in 2001 at $3 per share, 5,000 shares of common stock in 2003 at $4.55 per share, 10,000 shares of common stock in 2004 at $1.00 per share and 50,000 shares of common stock at $3 per share in 2005. In 2005, Mr. Crystal received options to purchase 10,000 shares of common stock at $2 per share.

4.  In 2005, the Company entered into an arrangement to issue common shares to employees in lieu of compensation. The exchange rate was 2 shares of common stock for each $1 of compensation foregone. This resulted in Mr. Roth receiving 26,100 shares, Mr. English receiving 40,000 shares and Mr. Johnson receiving 45,000 shares. In addition, Mr. Roth received 143,900 shares and Mr. Khal received 100,000 shares in exchange for delaying and ultimately canceling market-based salary increases. In addition, Ms Cane received 50,000 shares of common stock in exchange for legal services to the Company.

5.  In 2005, the Company entered into a consulting agreement with JMC Investments, LLC (“JMC Investments”) that was later revised on April 1, 2006. Mr. Stephen Crystal, the Company’s newly appointed director, is also the owner of JMC Investments. For a period of eighteen (18) months, JMC Investments will assist the Company in designing, developing, and implementing our sales efforts. Additionally, it will work with the Company to assist us in fulfilling our funding needs. In exchange, the Company has agreed to pay JMC Investments a monthly compensation of $10,000 ($120,000 annually) and a one time grant of common shares in the amount of 60,000 shares. Also under the agreement, JMC Investments will be entitled to one-half percent (.5%) of the total common shares outstanding in conjunction with a fundraising event to the Company in excess of $10 million for a price 20% below the per share price of the fundraising event and a cash payment equal to one-half percent (.5%) of the amount raised in the fundraising event.

FAMILY RELATIONSHIPS

There are no family relationships among the Company’s directors or officers.

SELECTION OF AUDITORS

The Board of Directors selected Piercy, Bowler, Taylor & Kern, Certified Public Accountants, as the Company’s independent auditors and business advisers to examine the Company’s financial statements for the fiscal year ended December 31, 2006.

There will be no representative of Piercy, Bowler, Taylor & Kern at the annual meeting.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. The Company does not have an Audit Committee charter. The Audit Committee members consist of Kyleen Cane, Russ Roth and Richard Irvine.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Piercy, Bowler, Taylor & Kern, certified public accountants, are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee with regard to its oversight functions referred to below, the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Piercy, Bowler, Taylor & Kern, certified public accountants, are in fact independent.

Independent Auditor Fees

The Company’s Board of Directors reviews and approves audit and permissible non-audit services performed by its independent accountants, as well as the fees charged for such services. In its review of non-audit service fees and its appointment of Piercy, Bowler, Taylor & Kern as the Company’s independent accountants, the Board of Directors considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Piercy, Bowler, Taylor & Kern in 2005 and 2004 were approved by the Board of Directors. The following represents fees for audit services rendered by Piercy, Bowler, Taylor & Kern for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Piercy, Bowler, Taylor & Kern during those periods.

Audit Fees

The aggregate fees billed or expected to be billed by our auditors for professional services rendered in connection with the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, including fees for the review of our quarterly reports on Form10-QSB filed during the same periods, were $55,436 and $57,565 respectively.

Audit-Related Fees

The aggregate fees that our auditors billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements were $14,849 and $1,999 for 2005 and 2004, respectively.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $17,600 and $15,036 for the fiscal years ended December 31, 2005 and 2004.

Other Non-Audit Fees

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended December 31, 2005 and 2004 were $16,264.06 and $1,913 respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees billed by the Company’s auditors for: (a) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network; or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole. As there were no fees billed or expended for the above services, the Company’s board of directors did not consider whether such expenditures were compatible with maintaining the auditor’s independence from the Company.

FORWARD -LOOKING STATEMENTS

This proxy statement may include statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk. External factors that could cause our actual results to differ materially from our expectations include:

•	The Company’s ability to develop its business plan to the extent anticipated;
•	The public’s willingness to accept the Company’s games; and
•	The Company’s ability to compete successfully within the gaming industry.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. We do not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

It is anticipated that the release date for Las Vegas Gaming’s proxy statement and form of proxy for its next annual meeting of shareholders will be April 30, 2007. The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The deadline for submittals of shareholder proposals for a meeting of shareholders other than at a regularly scheduled annual meeting is a reasonable time before the company begins to print and mail its proxy materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

(i)	The Company's Annual Report filed on Form 10-KSB with the Commission on April 17, 2006, for the fiscal year ended December 31, 2005;

(ii)	The Company’s Quarterly Reports filed on Form 10-QSB on May 23, 2005, August 15, 2005 and November 17, 2005.

(iii)	All of the Company’s Reports filed on Form 8-K during 2004 and 2005.

All reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Corporate Secretary at the address set forth above.

WHERE YOU CAN FIND MORE INFORMATION

Las Vegas Gaming is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Las Vegas Gaming files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Russell R. Roth
Russell R. Roth
CEO and Chairman

Las Vegas Gaming, Inc.
PROXY

Annual Meeting of Shareholders
June 14, 2006
PROXY
The undersigned appoints Russell Roth of Las Vegas Gaming, Inc. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of Las Vegas Gaming, Inc., to be held June 14, 2006 beginning at 1:00 p.m., Pacific Daylight Time, at Spanish Trail Country Club, 5050 Spanish Trail Lane, Las Vegas, Nevada, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]  Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1. For the election of the following four nominees as directors of the Company, to serve until the next annual meeting or until their successors are elected and qualified: Russell R. Roth, Kyleen Cane, Richard Irvine and Stephen Crystal.

FOR Nominees          NOT FOR Nominees
[_]                 [_]

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Dated: ________________, 2006

___________________________           ___________________________
Print Name               Signature

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.